                                                                       EXHIBIT 1



                                  (VSNL LOGO)
                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary
HQ/CS/CL.24B/10802
22 June 2004

Sirs,

Sub: Intimation regarding Audited Financial Results for the quarter and
     Financial Year ended 31 March 2004 and Recommendation of Dividend.
                                -----------------
     Pursuant to clause 41 of the listing agreement with Indian Stock Exchanges, please find sent herewith the Audited Financial Results for the quarter and Financial Year ended 31 March 2004, which has been considered by the Board of Directors at their 142nd meeting held on 22 June 2004.

2. The Board of Directors has recommended a dividend of Rs.4.50 per share for the Financial Year 2003-04.

3. Please also find attached the press release issued today in this regard.



                                                               Yours faithfully,
                                                For VIDESH SANCHAR NIGAM LIMITED



                                                                             S/d
                                                                  Rishabh Aditya
                                                          Asst Company Secretary
To :
1)   Security Code 23624, The Stock Exchange, Mumbai. Fax No.(22) 2722061,
     2721072.
2) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, Fax No.(33)2202514/2283724.
3) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited. Fax Nos.: (22) 6598237/38.
4)   National Securities Depository Ltd. Fax Nos. : 497 29 93.
5)   Mr. Vijay Bhojwani, The Bank of New York. Fax No.204 49 42.
6)   Sharepro Services. Fax No. 2837 5646
7) Marc H. Iyeki,Director, New York Stock Exchange, Fax No: (212) 656-5071 /72 Madhu Kannan, Managing Director, New York Stock Exchange, Fax No: (212) 265-2016
8) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited. Fax : 2267 3199.
9)   Ms.Tharani Bai, for SEC filing requirements, Fax 1195

                                  (VSNL LOGO)
                          VIDESH SANCHAR NIGAM LIMITED
         REGD. OFFICE: VIDESH SANCHAR BHAVAN, M.G. ROAD, MUMBAI-400001.
         --------------------------------------------------------------

                            AUDITED FINANCIAL RESULTS
                        FOR THE YEAR ENDED 31 MARCH 2004
--------------------------------------------------------------------------------

                                                                                       (Rs. Million)
-------------------------------------------------------------------------------------------------------------------
 Sr.                   Particulars                        Unaudited for the quarter       Audited for year ended
 No.                                                          ended March 31,                    March 31,
-------------------------------------------------------------------------------------------------------------------
                                                                 2004          2003          2004           2003
-------------------------------------------------------------------------------------------------------------------
  1   Net Sales/ Income from Operations                          7,781        9,146         31,635         45,385
-------------------------------------------------------------------------------------------------------------------
  2   Other Income                                                 351          702          1,585          2,205
-------------------------------------------------------------------------------------------------------------------
  3   Interest on Income Tax Refunds                                 -          535            491            535
-------------------------------------------------------------------------------------------------------------------
      TOTAL INCOME                                               8,132       10,383         33,711         48,125
-------------------------------------------------------------------------------------------------------------------
  4   Total Expenditure                                          6,116        6,811         26,481         33,978
      -------------------------------------------------------------------------------------------------------------
      a) Network Cost                                            4,584        5,620         22,190         30,039
      -------------------------------------------------------------------------------------------------------------
      b) Operating and Other Expenses                            1,241          683          2,909          2,403
      -------------------------------------------------------------------------------------------------------------
      c) Salaries and Related Costs                                291          508          1,382          1,536
      -------------------------------------------------------------------------------------------------------------
  5   Depreciation                                                 496          400          1,717          1,467
-------------------------------------------------------------------------------------------------------------------
  6   Prior Period Adjustments                                     (19)          87            (9)            136
-------------------------------------------------------------------------------------------------------------------
  7   PROFIT BEFORE TAX AND EXCEPTIONAL ITEMS                    1,539        3,085          5,522         12,544
      (1+2+3)-(4+5+6)
-------------------------------------------------------------------------------------------------------------------
  8   Exceptional Items:
      -------------------------------------------------------------------------------------------------------------
      a) Expenditure on Voluntary Retirement Schemes               (75)           -         (1,030)             -
      -------------------------------------------------------------------------------------------------------------
      b) Profit from sale of long term investment                    -            -            941              -
-------------------------------------------------------------------------------------------------------------------
  9   Profit Before Tax (7-8a+8b)                                1,464        3,085          5,433         12,544
-------------------------------------------------------------------------------------------------------------------
  10  Provision for Taxation                                       642        1,174          1,656          4,743
      -------------------------------------------------------------------------------------------------------------
       -Current Tax                                                516          870          1,356          4,351
      -------------------------------------------------------------------------------------------------------------
       -Deferred Tax                                               126          304            300            392
-------------------------------------------------------------------------------------------------------------------
  11  NET PROFIT [9-10]                                            822        1,911          3,777          7,801
-------------------------------------------------------------------------------------------------------------------
  12  Paid up Equity Share Capital (Face value of                2,850        2,850          2,850          2,850
      Rs.10 per share)
-------------------------------------------------------------------------------------------------------------------
  13  Reserves excluding revaluation reserve (As per                                        50,269         52,654
      Balance Sheet of previous accounting year)
-------------------------------------------------------------------------------------------------------------------
  14  Basic and diluted earnings per share (not                   2.88         6.70          13.25          27.37
      annualised) (Rs.)
-------------------------------------------------------------------------------------------------------------------
  15  Aggregate of non-promoter shareholding
      -------------------------------------------------------------------------------------------------------------
      a) Number of shares                                   77,752,618   78,556,139     77,752,618     78,556,139
      -------------------------------------------------------------------------------------------------------------
      b) Percentage of shareholding                              27.28        27.56          27.28          27.56
-------------------------------------------------------------------------------------------------------------------

SEGMENTAL REPORTING:

BUSINESS SEGMENTS:

Management has reviewed and revised the reportable business segments to include international telephony, international private leased circuit, frame relay, telex and telegraph as a separate reportable segment "international telephony and related services" for the purpose of evaluating performance and to facilitate decision making on future allocation of resources. Prior period figures including the audited results of 31 March 2003 have been regrouped accordingly.

                                                                                          (Rs. Million)
-------------------------------------------------------------------------------------------------------------
                 Particulars                        Unaudited for the quarter         Audited for year ended
                                                         ended March 31,                     March 31,
-------------------------------------------------------------------------------------------------------------
                                                           2004           2003           2004           2003
-------------------------------------------------------------------------------------------------------------
SEGMENT REVENUE
-------------------------------------------------------------------------------------------------------------
International telephony & related services                 6,460          8,094         27,177         41,189
-------------------------------------------------------------------------------------------------------------
Other Services                                             1,321          1,052          4,458          4,196
-------------------------------------------------------------------------------------------------------------
TOTAL                                                      7,781          9,146         31,635         45,385
-------------------------------------------------------------------------------------------------------------
SEGMENT RESULTS BEFORE TAX AND INTEREST FROM
 EACH SEGMENT
-------------------------------------------------------------------------------------------------------------
International telephony & related services                 2,327          3,021          6,850         12,938
-------------------------------------------------------------------------------------------------------------
Other Services                                             1,054            687          3,046          2,824
-------------------------------------------------------------------------------------------------------------
TOTAL                                                      3,381          3,708          9,896         15,762
-------------------------------------------------------------------------------------------------------------
Other unallocable expenditure                              2,268          1,860          7,617          5,958
-------------------------------------------------------------------------------------------------------------
Unallocable Income                                           351          1,237          3,154          2,740
-------------------------------------------------------------------------------------------------------------
Other Unallocable expenditure net of unallocable          (1,917)          (623)        (4,463)        (3,218)
 income
-------------------------------------------------------------------------------------------------------------
TOTAL PROFIT BEFORE TAX                                    1,464          3,085          5,433         12,544
-------------------------------------------------------------------------------------------------------------
Taxes                                                        642          1,174          1,656          4,743
-------------------------------------------------------------------------------------------------------------
PROFIT AFTER TAXES                                           822          1,911          3,777          7,801
-------------------------------------------------------------------------------------------------------------


NOTE ON SEGMENTAL REPORTING:

a) Revenue and expenses, which are directly identifiable to segments, are attributed to the relevant segment. The Company does not have any inter-segment revenues. Expenses on rent of satellite channels and landlines, and royalty and license fee on revenues from operations are allocated based on turnover. Certain expenses such as staff costs, operating and other expenses and depreciation are not allocable to segments and consequently have been classified as "other unallocable expenditure".

b) Segment total assets and liabilities have not been allocated, in the absence of meaningful basis to allocate assets and liabilities between segments. Fixed assets are used interchangeably between segments.

NOTES:

1. The above results were taken on record by the Board of Directors of the Company at their meeting held on 22 June 2004.
2. The Board has recommended a dividend of Rs. 4.50 per share (45%) on the issued and paid up equity share capital.
3. The Company has sold its entire investment in Inmarsat Ventures Plc. and realized a gain of Rs. 941 million.
4. The shareholders of the Company at the Extra-ordinary General Meeting held on 2 April 2004 approved, and the High Court of Judicature at Mumbai vide its order passed on 6 May 2004 confirmed the utilization of Securities Premium Account in accordance with the provisions of Section 78 read with
     Section 100 of the Companies Act, 1956 towards adjustment of the reduction in the carrying values of certain fixed assets. The aggregate reduction of Rs.9,564 million has been debited to Securities Premium Account. The related deferred tax asset of Rs.3,431 million arising on such reduction has been credited to Securities Premium Account.
5. On 30 March 2004, the Company purchased the Internet Service Provider (ISP) business from Dishnet DSL Limited under a slump sale agreement for a purchase consideration of Rs.2,700 million.
6. During the year the Company promoted two wholly-owned subsidiaries, VSNL Lanka Limited and VSNL Singapore Pte Limited. These subsidiaries had total assets of approximately Rs.145 million and total revenues of approximately Rs.1 million. The investment in these subsidiaries amounted to Rs.110 million. As these subsidiaries are not material to the financial position and profits of the Company, consolidated financial statements have not been prepared and presented.
7.   Previous year figures have been regrouped wherever necessary.
8.   Investor Complaint status:

--------------------------------------------------------------------------------------------------------
Outstanding as on 01            Total received during     Total resolved during     Outstanding as on 31
January 2004                    the quarter ended 31      the quarter ended 31      March 2004
                                March 2004                March 2004
--------------------------------------------------------------------------------------------------------
         Nil                    224                       224                       Nil
--------------------------------------------------------------------------------------------------------



                                                FOR VIDESH SANCHAR NIGAM LIMITED



Place: Mumbai                                                        S. K. GUPTA
Date : June 22, 2004                                           MANAGING DIRECTOR